UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2008

GTC BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-21794	04-3186494
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 CROSSING BOULEVARD

FRAMINGHAM, MASSACHUSETTS 01702

(Address of Principal Executive Offices) (Zip Code)

(508) 620-9700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 31, 2008, we entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”) with LFB Biotechnologies S.A.S.U. (“LFB”), under which we agreed to issue to LFB a $15.0 million secured convertible note (the “Convertible Note”) and a warrant to purchase 23,193,548 shares of our common stock (the “Warrant”) for payment to us of $15.0 million. We expect to receive net proceeds of approximately $10.0 million, after payment of fees and expenses related to the transaction and after depositing $4.0 million of the proceeds into a restricted cash account for the benefit of General Electric Capital Corporation (“GE Capital”) to satisfy a condition to receiving GE Capital’s consent to the transaction. We expect to use the net proceeds for general corporate purposes.

The principal amount of the Convertible Note will be convertible into 48,387,096 shares of our common stock, and the Warrant will be exerciseable for 23,193,548 shares of our common stock. Upon exercise of the Warrant in full and conversion of the Convertible Note in full, LFB would own 91,844,048 shares, or 52.6%, of our common stock. The Purchase Agreement also provides LFB with certain rights and benefits, including a right of first refusal and a right of first negotiation with respect to our future sales of common stock, the right of first negotiation with respect to certain of our products and technologies and the right to designate board representatives upon conversion of the Convertible Note. The Purchase Agreement also requires that we grant to LFB rights and licenses to certain technology, products and patents to guaranty our obligations under the Convertible Note.

Completion of the transaction is subject to satisfaction of certain conditions, including: the receipt of certain approvals from our stockholders; the execution of an intercreditor agreement between LFB and GE Capital, the lender under our existing senior secured credit facility; the accuracy of the representations and warranties of the parties; and the satisfaction of other customary closing conditions. We expect the transaction to close within three days after receipt of all required approvals from our stockholders.

Convertible Note. The Convertible Note will mature on June 30, 2012 and will accrue interest at a rate equal to 8% per annum. Accrued interest shall be payable in cash in arrears on the last day of each fiscal quarter commencing on December 31, 2008. On or before June 1, 2009, we have the right to redeem the Convertible Note at a price equal to 100% of the outstanding principal amount plus accrued and unpaid interest. After June 1, 2009, LFB has the right to convert all or a portion of the Convertible Note into shares of our common stock at a conversion price equal to $0.31 per share. We may repay the Convertible Note after June 1, 2009 and prior to maturity only with LFB’s consent. Under the Purchase Agreement, we have agreed to enter into a Security Agreement with LFB to secure our obligations under the Convertible Note by granting to LFB a first priority lien on our intellectual property and a second priority lien on all of our other assets. Under the Purchase Agreement, our obligations under the Convertible Note are also secured by a grant to LFB of rights and licenses with respect to certain technologies, inventions and patent rights under the Joint Development and Commercialization Agreement dated September 29, 2006 between us and LFB (the “JDA”).

Warrant. The Warrant is exercisable, in full or in part, at any time before the fifth year anniversary of the date it is issued to purchase an aggregate of 23,193,548 shares of our common stock at a cash exercise price of $0.31 per share. If we repay the Convertible Note, LFB will have the right to require us to redeem the Warrant for a redemption price of $1.5 million, which may include repurchase of shares of common stock previously issued upon prior exercise of the Warrant. If we repay the Convertible Note at maturity and LFB exercises its redemption right under the Warrant, we have the option to pay the redemption price in shares of our common stock based on the fair market value of the stock (as calculated pursuant to the terms of the Warrant) on the date LFB exercises its redemption right.

Participation and First Negotiation Rights with respect to Future Security Offerings. Under the Purchase Agreement, LFB has the right to participate in all of our future offerings of common stock or securities exercisable or convertible into common stock to purchase the number of shares in proportion to its then pro rata ownership of our common stock, on an as converted basis. LFB’s participation will be on the terms agreed upon by us and other investors in the future offerings, including price and closing date; provided that LFB will have 10 calendar days upon notice of any offering to choose to participate. After June 1, 2009, LFB will have a right of first refusal and right of first negotiation with respect to any proposed sale by us of common stock or securities exercisable or convertible into common stock. Pursuant to this right, if we intend to undertake an offering, we must notify LFB of the proposed terms of such offering and LFB has the right to refuse to purchase the securities on the proposed terms and the right to negotiate with us alternative terms to purchase all of the securities to be sold in the proposed offering.

Board Representatives. Under the terms of the Purchase Agreement, upon conversion of the Convertible Note in full or in part from time to time, LFB will have the right to designate one or more directors to our Board of Directors, in addition to its current board representative, in proportion to its equity ownership, provided that in any case, LFB will have the right to have appointed the maximum number of directors permissible by NASDAQ in connection with the Purchase Agreement and the transactions contemplated therein. If required by the NASDAQ Stock Market, the number of board representatives would decrease ratably, to the extent that LFB’s ownership decreases, such that LFB’s board representation would not be disproportional to its equity ownership. We have agreed to request from Nasdaq a written determination of the maximum number of directors that LFB may appoint and of the requirement to reduce such number in proportion to any decrease in LFB’s ownership percentage. The LFB designated directors will be appointed across our three classes of directors in as equal proportions as possible. As long as LFB owns at least 21% on an as-converted basis of our outstanding common stock, LFB’s board representatives will be nominated for election at our annual meeting of stockholders.

Grants of Rights and Licenses under the JDA. Under the Purchase Agreement, LFB will have a right of first negotiation on partnering and licensing opportunities under the JDA. After June 1, 2009, we must notify LFB of any decision to license to a third party or enter into a collaboration or partnership with a third party to develop or commercialize any invention or product developed by us pursuant to the terms of the JDA. Upon receipt of our notice, LFB will have the right to negotiate with us such proposed license collaboration or other arrangement. Also, we will grant to LFB for a period equal to the term of the Convertible Note exclusive rights and licenses to certain technology and joint inventions and joint patent rights under the JDA to all areas outside of Europe. These rights will be exclusive even as to us and our ability to have similar rights. If the Convertible Note is not repaid in full or converted in full by its maturity date or if there is an event of default under the Convertible Note, these rights and licenses will become perpetual and non-terminable in favor of LFB.

Required Stockholder Approvals. The closing of the Purchase Agreement is conditioned on our stockholders approving (i) the issuance of the Convertible Note and the Warrant to LFB to comply with applicable Nasdaq Marketplace rules, (ii) an amendment to our 2002 Equity Incentive Plan (the “2002 Plan”) to increase the number of shares of common stock available for issuance under the 2002 Plan to comply with the Purchase Agreement’s requirement that we set up a retention plan to ensure the retention of our key employees and to amend the annual adjustment provision under the 2002 Plan, which is unrelated to the approvals required by the Purchase Agreement, and (iii) if we have not effected a reverse stock split, an amendment to our amended and restated Articles of Organization to increase the number of authorized shares to issue the Convertible Note and the Warrant to LFB. We have filed a preliminary proxy statement with the SEC to solicit these stockholder approvals.

LFB Biotechnologies, S.A.S.U.

We are partners with LFB under the JDA to develop selected recombinant plasma proteins and monoclonal antibodies using our transgenic production platform. Under the JDA, we and LFB are sharing equally in the cost of the development and commercialization of each product and are entitled to 50% of any profits derived from products developed through the collaboration, provided we each contribute equally to their development. In the event that contributions to development are not equal, the profit allocation will be adjusted based on development costs incurred. Under the JDA, a joint steering committee of our and LFB’s representatives determines product development and commercialization plans. We are responsible for development of the production system for the products and retain exclusive commercial rights to the products in North America. LFB is responsible for clinical development and regulatory review of the first program in this collaboration, and has exclusive commercial rights in Europe. We hold co-exclusive rights with LFB in the rest of the world to any products developed through the collaboration. The initial term of the agreement is fifteen years, subject to extension or termination by mutual consent, and the terms for any product developed through the collaboration will continue until the later of the initial term or ten years beyond regulatory approval of that product.

In addition, LFB has expressed a significant interest in commercializing ATryn® in Europe and the Middle East for its existing approved indications, as well as continuing the development of ATryn® in the ongoing Phase II DIC study and for other clinical indications. We have entered into negotiations for the transition of the ATryn® program in Europe and the Middle East from LEO Pharma to LFB. These negotiations are in the preliminary stages and there can be no assurance that they will ultimately lead to agreement for a successful transition of this program to LFB or on terms that will be favorable to us.

LFB is our largest stockholder. As of October 27, 2008, LFB owned 20,033,404 shares of our common stock and 115 shares of our Series D preferred stock, each share of which is convertible into 1,000 shares of our common stock, and beneficially owned, on an as-converted basis, 20,148,404 shares, or approximately 19.7% of our then outstanding common stock. As sole stockholder of our Series D preferred stock, LFB is entitled to nominate and elect one director to our Board. Christian Béchon, Chairman and Chief Executive Officer of LFB and Laboratoire français du Fractionnement et des Biotechnologies S.A., LFB’s parent company, serves as a director and LFB board representative. LFB has registration rights with respect to up to 10,000,000 shares of common stock it beneficially owns. LFB also holds a convertible note payable by us with a principal amount of $842,000 and $31,534 in accrued and unpaid interest. The convertible note matures in 2011 and accrues interest at a rate of 2% per annum and, subject to certain conditions, will automatically convert into shares of our common stock in conjunction with any future common stock offerings at the per share offering price of the respective offering.

Upon full conversion of the Convertible Note and full exercise of the Warrant, and including its current holdings, LFB would own approximately 52.6% of our outstanding shares of common stock. As discussed above under “Board Representatives,” LFB would have the right, upon conversion in full or part of the Convertible Note, to designate a number of directors to our Board of Directors to provide it with board representation equal to its ownership percentage of our outstanding common stock. As discussed above under “Grants of Rights and Licenses under the JDA,” upon closing of the transaction, LFB will receive rights and licenses with respect to certain technology, products, patents and opportunities under the JDA.

Representations and Warranties

The Purchase Agreement is incorporated by reference to this Current Report on Form 8-K. Except for its status as the contractual document between the parties with respect to the agreements described therein, it is not intended to provide factual information about the parties. The representations and warranties contained in the Purchase Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and are subject to limitations agreed to by the contracting parties, including being qualified by disclosures between the parties. These representations and warranties have been made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, they should not be relied upon by investors as statements of factual information.

The summary of the Purchase Agreement, the Convertible Note, the Warrant and the Security Agreement is qualified in its entirety by reference to, and should be read in conjunction with, the actual Purchase Agreement (which includes forms of the Convertible Note, the Warrant and the Security Agreement), a copy of which is filed with this Current Report of Form 8-K as Exhibit 10.1 and is incorporated herein by this reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Under the Security Agreement, the agreed form of which is filed as an exhibit to the Purchase Agreement, LFB, at its option upon the occurrences of specified events of default under the Security Agreement, may declare any or all of the amounts we owe to LFB to be immediately due and payable, without demand or notice to us. If we are in default under other specified provisions of the Security Agreement, or if we act in a fraudulent manner or commit an act of fraud, then the amounts we owe to LFB shall immediately become due and payable, without demand or notice to us. These accelerated obligations and liabilities shall bear an increased interest rate until paid in full at the lower of 18% per annum or the maximum rate not prohibited by applicable law.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Upon satisfaction of the conditions to closing set forth in the Purchase Agreement, the Convertible Note and the Warrant, and upon conversion and exercise, respectively, thereof, the shares of common stock issuable thereupon, will be issued in reliance on the exemption from the registration provisions of Section 4(2) of the Securities Act of 1933 (and the regulations promulgated thereunder, including Regulation D) relating to sales by an issuer not involving a public offering. LFB has represented to us in the Purchase Agreement that it is acquiring the shares for investment and not for distribution, that it can bear the risks of the investment and that it has had an opportunity to ask questions of, and receive answers from, us regarding the terms and conditions of the offering of securities pursuant to the Purchase Agreement.

Item 5.01	Changes in Control of Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Note and Warrant Purchase Agreement between GTC Biotherapeutics, Inc. and LFB Biotechnologies S.A.S.U., dated October 31, 2008. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTC BIOTHERAPEUTICS, INC.

Dated: November 6, 2008	By:	/s/ John B. Green
John B. Green
Treasurer, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Note and Warrant Purchase Agreement between GTC Biotherapeutics, Inc. and LFB Biotechnologies S.A.S.U., dated October 31, 2008. Filed herewith.